SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 240.14a-12

Micropac Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT OF

MICROPAC INDUSTRIES, INC.

905 East Walnut Street

Garland, Texas 75040

ANNUAL MEETING OF STOCKHOLDERS

To Be Held At 11:00 A.M., LOCAL TIME ON

March 9, 2023

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Micropac Industries, Inc., to be held as a Virtual Meeting at 11:00 a.m. on March 9, 2023 for the following purposes:

Proposal 1 - To elect six directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified;

Proposal 2 - Advisory vote on compensation of our named executives;

Proposal 3 - Advisory vote on the frequency of future advisory votes on executive compensation;

Proposal 4 - The adoption of the Micropac Industries, Inc. 2023 Equity Incentive Plan;

and

To transact such other business that may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 11, 2023, as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. Further information regarding the matters to be acted upon at the Annual Meeting is contained in the attached Proxy Statement.

Micropac Industries, Inc. stockholders as of January 11, 2023, the record date for the Annual Meeting are invited to attend the virtual Annual Meeting by visiting https://stctransfer.zoom.us/webinar/register/WN_Svn_qe7sSyaxWvD7YjaY3Q to register for the shareholder meeting in advance of the meeting date of March 9, 2023. Additional instructions will be provided after registration.

MANAGEMENT HOPES THAT YOU WILL ATTEND THE VIRTUAL MEETING. IN ANY EVENT, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOU ARE REPRESENTED AT THE MEETING.

By Order of the Board of Directors

/s/ Gerald Tobey

Gerald W. Tobey, Secretary

DATED:  February 9, 2023

MICROPAC INDUSTRIES, INC.

905 EAST WALNUT STREET

GARLAND, TEXAS 75040

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

March 9, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Micropac Industries, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders that will be held on March 9, 2023 at the time and place and for the purposes set forth in the foregoing notice. This Proxy Statement, the foregoing notice and the enclosed proxy are first being sent to stockholders on or about February 9, 2023.

The Company's Annual Report to Stockholders for the fiscal year ended November 30, 2022 is enclosed.

The Board of Directors does not intend to bring any matter before the meeting except those specifically indicated in the foregoing notice and does not know of anyone else who intends to do so. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote, or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted FOR the election as directors of the Company of the six persons named in the section captioned "Election of Directors.

Any proxy may be revoked at any time prior to its exercise by notifying the Company's Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Only holders of record of common stock at the close of business on January 11, 2023 are entitled to notice of and to vote at the meeting. On that date there were 2,578,315 shares of common stock outstanding, each of which is entitled to one vote in person or by proxy on all matters properly brought before the meeting. Cumulative voting of shares in the election of directors is prohibited.

The presence, in person or by proxy, of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting. In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Other matters, if any, to be voted on at the meeting require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

The following table shows the number and percentage of shares of the Company's common stock beneficially owned (a) by each person known by the Company to own 5% or more of the outstanding common stock, (b) by each director and nominee, and (c) by all present officers and directors as a group.

Name and Address	Number of Shares	Percent
of Beneficial Owner(1)	Beneficially Owned	of Class(1)

Jeff Capital, LP	137,438	5.3%

Heinz-Werner Hempel(2) (3) (4)	1,952,577	75.7%

Shaunna Black (3)	0	0%

Patrick Cefalu	0	0%

Christine Dittrich (3)	0	0%

Mark King (3)	16,600	Less than 0.7%

Donald Robinson (3)	0	0%

Gerald Tobey (3)	0	0%

All officers and directors	1,969,177	76.4%
as a group (7 Persons)

 _______________________

(1)	Calculated on the basis of the 2,578,315 outstanding shares. There are no options, warrants, or convertible securities outstanding. The address of each person listed is 905 East Walnut Street, Garland, Texas 75040.

(2)	The Company and Mr. Heinz-Werner Hempel are parties to an Ancillary Agreement entered into in March 1987. The Ancillary Agreement primarily obligates the Company to register Mr. Hempel's stock and allows Mr. Hempel to participate in any sale of stock by the Company.

(3)	A director of the Company. Each incumbent director has been nominated for re-election at the Annual Meeting.

(4)	Effective October 10, 2007, Mr. Hempel transferred all of the shares of the Company’s common stock owned by him and consisting of 1,952,577 shares, to a partnership organized under the laws of Germany. This partnership is composed of Mr. Hempel, his son, and his daughter. As the consideration for this transfer, Mr. Hempel received a 99.98% share in this partnership and received the sole voting and management control. His son and daughter each own a 0.01% ownership interest in this partnership.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors has determined that the Board should be composed of six directors and six directors are to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. Proxies solicited hereby will be voted FOR the election of the six nominees named below unless authority is withheld by the stockholder. Messrs. Hempel, King, Robinson, Tobey, Ms. Dittrich and Ms. Black are currently directors of the Company. All directors participate in the consideration of Director Nominees.

Name	Age	Position with the Company	Director Since

Mark King	68	CEO, President and
		Member of Audit Committee
		and Chairman of the Board	October 2005

Heinz-Werner Hempel	94	Director and
		Member of Audit Committee	February 1997

Christine B. Dittrich	70	Director and
		Member of Audit Committee	October 2015

Gerald Tobey	69	Director and
		Member of Audit Committee	June 2017

Donald Robinson	57	Director and
		Member of Audit Committee	December 2019

Shaunna Black	68	Director and
		Member of Audit Committee	December 2019

Mr. King is the current President and Chief Executive of the Company. Prior to November 2002, Mr. King was the President and Chief Operating Officer of Lucas Benning Power Electronics. Mr. King joined the Company in November of 2002, and was elected Chief Executive Officer, President and Director in October 2005.

Mr. Hempel has served as the Chief Operating Officer of Hanseatische Waren-Gesellschaft MBH & Co, KG, Bremen, Germany for over 25 years.

Ms. Dittrich was an Executive Vice President of Raytheon Systems Company and the General Manager of the Sensor and Electronic Systems segment. Before working for Raytheon, Ms. Dittrich was a Senior Vice President of Texas Instruments (TI) Systems Group, a Malcolm Baldrige Quality Award winner, and the General Manager of the Electronic Systems Division. Her prior assignments include TI Systems Group Vice President and Engineering Manager, Software Engineering Director for the defense business, and Senior Member of Technical Staff. She has had senior executive responsibility for product engineering efforts that involve large scale software and hardware development and integration. Ms. Dittrich provided consulting services with a focus on business strategy and operational performance to various technology companies after leaving Raytheon. She became a Visiting Scientist at the Carnegie Mellon University Software Engineering Institute (SEI), a Federally Funded Research and Development Center and chaired the SEI Board of Advisors for over 10 years. She was a Fellow of the Cutter Business Technical Council and a senior consultant for Cutter Consortium. In addition, she has held membership positions on the Army Science Board, the Department of Defense Software Best Practices - Airlie Software Council and other advisory boards.

Mr. Tobey was a Vice President of Business Development at Raytheon Missile Systems Company retiring in 2016 following a 38 year career in the defense, aerospace, and civil security sectors.  He also served as Vice President of International Business Development for both Raytheon's Missile Systems and Network Centric Systems businesses.  Until 1997, when Texas Instruments' Defense Systems and Electronics Group was acquired by Raytheon, Mr. Tobey served as that company's Vice President of International Business Development and Managing Director of Texas Instruments UK, Ltd. (a wholly owned TI subsidiary).  During Mr. Tobey's career, he has served in various business creation and capture, strategy, program and manufacturing management positions both in the U.S. and abroad.  Mr. Tobey holds a Bachelor of Science and a Masters of Business Administration degree from Utah State University.  He is a graduate of the U.S. Defense Department's Defense Acquisition University, and has completed Executive Study at the Anderson School of Management at UCLA.

Mr. Robinson is an executive leader and investor with deep experience in corporate strategy, structuring and executing successful complex corporate initiatives, manufacturing, and mergers and acquisitions. As a partner-level consultant, Mr. Robinson has led engagements in strategy development and M&A integration on transactions ranging from $100M to over $1B in value. His industry experience includes time as an Industrial Engineer with Texas Instruments’ Defense Systems Group and as an executive over industrial engineering, safety and quality systems with Decibel Products, a telecom and electronics manufacturer which grew into Allen Telecom.  He served on the Chicago and North Texas chapter boards of the National Association of Corporate Directors (NACD), a national organization focused on providing information and education to corporate directors.  Mr. Robinson served as a Business Leadership Center Instructor at the SMU Cox School of Business in Dallas, TX and is a two-time recipient of the Teaching Excellence Award.  He holds an MBA from the University of Dallas and a B.S. in Industrial Engineering from Texas A&M University.

Ms. Shaunna Black is President of Shaunna Black and Associates. Ms. Black advises companies on global operations, provides experienced executive talent, and coaches leadership teams. The focus of her company is start-ups, business turnarounds and growth, strategy, organization and systems design, and leadership development. Ms. Black is an innovative and highly accomplished operations/manufacturing executive, who enables leaders to rapidly solve complicated problems. She has managed operations internationally in 25 countries. Ms. Black’s methodology delivers extraordinary performance utilizing the power of diverse, multi-generational teams, creating high performance cultures and metrics-driven systems. She has expertise in leadership and team development, technical and systems design, and production methodology in the technology, industrial, manufacturing and hospitality sectors. Her executive career has provided significant experience in strategy, global operations, technology, risk management and sustainability. Ms. Black has served on Audit, Governance, Safety/Risk and M&A Committees. Her industry experience includes Texas Instruments Vice President, (24 years) Dallas/Fort Worth Area including Vice President, Worldwide Facilities - responsible for the design, construction and operation of TI facilities, environmental, safety and health programs, global real estate, worldwide security, and TI's sustainability strategy; Vice President, Dallas Fabrication - Manager for semiconductor manufacturing in one of TI's premier analog wafer fabrication facilities; and Vice President, Worldwide Facilities and Worldwide Environmental, Safety and Health.

Board Meetings and Committees

The Board of Directors held five (5) board meetings during the year ended November 2022. Directors received a fee of $1,500 (other than Mr. King) for each meeting attended during the year ended November 2022. In addition, the Board agreed to pay an annual retainer of $10,000 to Mr. Donald Robinson, Ms. Dittrich, Ms. Shaunna Black and Mr. Gerald Tobey.

The Audit Committee held four (4) meetings during the year ended November 30, 2022. Members of the Audit Committee received a fee of $750 for each meeting attended during the year ended November 2022. Mr. King did not receive any payments for attending meetings of the Audit Committee.

Director Compensation 2022
	Director	Audit Committee	Other fees	Total Fees
Shaunna Black	$17,500	$3,000	-	$20,500
Donald Robinson	$17,500	$3,000	-	$20,500
Christine Dittrich	$17,500	$3,000	-	$20,500
Gerald Tobey	$17,500	$3,000	-	$20,500

Mr. King does not receive any additional compensation for serving as a Director and as a member of the Audit Committee.

Audit Committee

The Board of Directors formed an Audit Committee on May 13, 2002. The members of the Audit Committee operate pursuant to a charter developed by the Board of Directors. The Board has determined that all Audit Committee members qualify as an “audit committee financial expert” for purposes of the rules and regulations of the SEC and that each of these members is sufficiently proficient in reading and understanding our financial statements to serve on the Audit Committee.

With the exception of Mr. King and Mr. Hempel, members of the Audit Committee are considered independent members under the Securities and Exchange Act rules and regulations.

The Audit Committee has reviewed with management and the independent auditors the quality and adequacy of the Company's significant accounting policies. The Audit Committee has considered and reviewed with the independent auditors their audit plans, the scope of the audit, and the identification of audit risks. The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed such financial statements with the independent auditors.

The Audit Committee has received the written disclosures and the report from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountants the independent accountant’s independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended November 30, 2022, for filing with the Securities and Exchange Commission.

Management has the responsibility for the preparation and integrity of the Company's financial statements and the independent registered public accounting firm have the responsibility for the audit of those statements. It is not the duty of the Audit Committee to conduct audits to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. In giving its recommendations, the Audit Committee considered (a) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and (b) the report of the Company’s independent auditors with respect to such financial statements.

Nominating, Compensation and Corporate Governance

The Board of Directors does not have a nominating, compensation committee or corporate governance committee or committees performing similar functions.

The Directors of the Company are responsible for developing and recommending corporate governance guidelines, identifying qualified individuals to become directors, recommending selected nominees to serve on the Board, and overseeing the evaluation of the Board.

In addition, the independent Directors are responsible for considering and recommending the compensation arrangements for senior management. As part of its other responsibilities, they provide general oversight of our compensation structure, and, if deemed, necessary, retains and approves compensation consultants and other compensation experts. Other specific duties and responsibilities of reviewing the performance of executive officers; reviewing and approving objectives relevant to executive officer compensation; recommending incentive compensation plans; and recommending compensation policies and practices for service on our Board of Directors.

Board Leadership Structure

Our Board of Directors does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. Our Board of Directors believes that it should be free to make a choice from time to time in any manner that is in the best interest of us and our stockholders.

The Board of Directors believes that Mr. King’s service as both Chief Executive Officer and Chairman of the Board is in the best interest of us and our stockholders. Mr. King possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face and is thus best positioned to develop agendas, to ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and customers and suppliers.

Our Board of Directors believes that the independent directors provide effective oversight of management.

Board of Directors’ Role in the Oversight of Risk Management

The Board of Directors has designated the Audit Committee to take the lead in overseeing risk management at the Board of Directors level. Accordingly, the Audit Committee schedules time for periodic review of risk management, in addition to its other duties. In this role, the Audit Committee receives reports from management, independent registered public accounting firm, outside legal counsel, and other advisors, and strives to generate serious and thoughtful attention to our risk management process and system, the nature of the material risks we face, and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

In addition to the formal compliance program, our Board of Directors encourage management to promote a corporate culture that understands risk management and incorporates it into our overall corporate strategy and day-to-day business operations.

Employee, Officer and Director Hedging

None

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and 10% stockholders to file reports of ownership and reports of change in ownership of the Company's equity securities with the Securities and Exchange Commission. Directors, executive officers, and 10% stockholders are required to furnish the Company with copies of all Section16(a) forms they file. Based on information provided by such persons and a review of the copies of such reports furnished, the Company believes that during the fiscal year ended November 30, 2022, the Company's directors, executive officers, and 10% stockholders filed on a timely basis all reports required by Section 16(a) of the Exchange Act.

Code of Ethics

The Company has adopted a code of ethics that applies to the Company’s principal executive officer and principal financial officer. In addition, the Company has a code of conduct for all employees, officers and directors of the Company.

Item 11.	Executive Compensation

The information set forth in the 2023 Proxy Statement under the heading “Management Remuneration and Transactions” is incorporated herein.

The following table shows as of November 30, 2022, all cash compensation paid to, or accrued and vested for the account of Mr. Mark King, President and Chief Executive Officer and Mr. Patrick Cefalu, Vice President and Chief Financial Officer. Mr. King and Mr. Cefalu received no non-cash compensation during 2022.

Annual Compensation

Name and		Annual		All Other
Principal Position	Year	Salary	Bonus	Compensation	Total
				(a)

Mark King,	2022	$309,936	$39,500	$42,696	$392,132
President and	2021	$301,924	$13,400	$42,672	$357,996
Chief Executive Officer (1)	2020	$300,391	$36,000	$41,280	$377,671

Patrick Cefalu,	2022	$192,856	$39,500	$34,809	$267,165
Vice President and	2021	$187,873	$13,400	$32,918	$234,191
Chief Financial Officer (2)	2020	$186,889	$36,000	$33,065	$255,954

(a)	Reflects amounts contributed by Micropac Industries, Inc., under Micropac’s 401(k) profit sharing plan; unused vacation pay; life insurance premiums paid; and reimbursement for medical expenses under Micropac’s Family Medical Reimbursement Plan.

(1) Effective November 2005, Mr. King’s existing employment agreement was revised to provide that Mr. King would serve as the Company’s President and Chief Executive Officer, and a member on the Board of Directors and Audit Committee at a base salary of $186,400 for a term of three (3) years. In December 2005, the Company and Mr. King amended his employment agreement to increase his annual base salary to $225,000. In June 2009, the Company and Mr. King amended his employment agreement to increase his annual base salary to $247,104 for renewable terms of three (3) years with annual increases based on consumer price index with additional increases to be determined by the Board of Directors. The June 2009 amendment also provides under certain events, either the Company or Mr. King can terminate the agreement upon a payment to Mr. King of 18 or 36 months’ salary as severance payments.

(2) Effective February 2004, Mr. Cefalu entered into an employment agreement that Mr. Cefalu would serve as Executive Vice President and Chief Financial Officer for a term of two (2) years. On April 6, 2020, the employment agreement was amended to extend the term for three (3) years and the remaining terms and conditions of the Employment Agreement shall remain if full force and effect.

The Board of Directors reviews and approves the Company’s annual bonus payment’s structure. In 2022 Mr. King and Mr. Cefalu received a bonus payment of $39,500 in December 2021

Amount included in all other compensation relating to employee benefit plans

The Company maintains a Family Medical Reimbursement Plan for the benefit of its executive officers and their dependents. The Plan is funded through a group insurance policy issued by an independent carrier and provides for reimbursement of 100% of all bona fide medical and dental expenses that are not covered by other medical insurance plans capped at an annual family maximum. During the fiscal year ended November 30, 2022, the Company paid $14,328 in premiums each for Mr. King and Mr. Cefalu which amounts are included in the "All Other Compensation" column shown in the preceding remuneration table.

In July 1984, the Company adopted a Salary Reduction Plan pursuant to Section 401(k) of the Internal Revenue Code. The Plan's benefits are available to all Company employees who are at least 18 years of age and have completed at least six months of service to the Company as of the beginning of a Plan year. Plan participants may elect to defer up to 15% of their total compensation as their contributions, subject to the maximum allowed by the Internal Revenue code 401(k), and the Company matches their contributions up to a maximum of 6% of their total compensation. A participant's benefits vest to the extent of 20% after two years of eligible service and become fully vested at the end of six years. During the fiscal year ended November 30, 2022, the Company made contributions to the Plan for Mr. King in the amount of $17,400 and for Mr. Cefalu in the amount of $13,941 which amount is included in the "All Other Compensation" column shown in the preceding remuneration table.

Employment agreements of the Company’s officers provide that they may elect to carry over any unused vacation time to subsequent periods or elect to be paid for such unused vacation time. Mr. King and Mr. Cefalu did not receive any unused vacation pay in 2022.

During the fiscal year ended November 30, 2022, the Company paid life insurance premiums for the benefit of Mr. King and Mr. Cefalu valued at $10,968 and $6,540, respectively.

PROPOSAL 2- ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVES

As required pursuant to Section 14A of the Securities Exchange Act of 1934 (Exchange Act), we are asking stockholders to approve the compensation paid to the company’s named executives, Messrs. King and Cefalu, as disclosed in this proxy statement on pages 6 to 7, in an advisory vote. In the annual meeting held in March 2014, our shareholders approved a proposal to hold the advisory vote on executive compensation every three years. The last advisory vote on executive compensation was taken in connection with the annual meeting in March 2017, at which time our executive compensation was approved.

This advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on the Board of Directors. Although the voting results are not binding, the Board will review and consider them when evaluating our executive compensation program.

The Board recommends a vote FOR this proposal because it believes that our compensation policies and practices are effective in achieving the Company’s goals.

PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In Proposal Number 2 above, we are asking stockholders to vote on an advisory resolution on executive compensation. As required pursuant to Section 14A of the Exchange Act, in this Proposal Number 3, we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. This vote on the frequency of future advisory votes on executive compensation is non-binding on the Board, although the Board will review and consider the results of this vote when establishing the timing for future advisory votes such as the one in Proposal Number 2.

This is the second such advisory vote on the frequency of future advisory votes on the compensation we pay our executives. We intend to hold advisory votes on the frequency of the “say-on-pay” advisory votes every six years, as required under the Exchange Act. We believe, given the levels of compensation provided our executives and the lack of any current stock option plan or other incentive compensation other than a bonus, that an advisory vote every six years on the frequency of the “say-on-pay” advisory vote is sufficient.

The Board of Directors recommends that stockholders vote for holding the advisory vote on executive compensation EVERY THREE YEARS.

PROPOSAL 4 - THE ADOPTION OF THE MICROPAC INDUSTRIES, INC. 2023 EQUITY INCENTIVE PLAN

On February 8, 2023, the Board of Directors of Micropac has approved the Micropac Industries Inc. 2023 Equity Incentive Plan (“Plan”), which provides for the award of Performance-Based and Time-Vested Restricted Stock Units (“RSU”).

The complete text of the Plan is attached as Exhibit A to this Proxy Statement.

If approved by the shareholders, the Plan will be effective December 1, 2022. The Management of the Company believes that the Plan will promote the best interest of Micropac by:

(1) encourage continuity of management,

(2) increase personal interest in Micropac’s welfare by those who are primarily responsible for shaping and carrying out Micropac’s long-range plans and securing Micropac's continued growth and financial success; and

(3) help in attracting and retaining key personnel of outstanding ability and provide an added incentive for them to continue their association with Micropac.

The Board recommends a vote FOR this proposal because it believes that our compensation policies and practices are effective in achieving the Company’s goals.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table shows the number and percentage of shares of the Company's common stock beneficially owned (a) by each person known by the Company to own 5% or more of the outstanding common stock, (b) by each director and nominee, and (c) by all present officers and directors as a group.

Name and Address	Number of Shares	Percent
of Beneficial Owner(1)	Beneficially Owned	of Class(1)

Jeff Capital, LP	151,545	5.9%

Heinz-Werner Hempel(2) (3) (4)	1,952,577	75.7%

Shaunna Black (3)	0	0%

Patrick Cefalu	0	0%

Christine Dittrich (3)	0	0%

Mark King (3)	16,600	Less than 0.7%

Donald Robinson (3)	0	0%

Gerald Tobey (3)	0	0%

All officers and directors	1,966,677	76.3%
as a group (7 Persons)

_______________________

(1)	Calculated on the basis of the 2,578,315 outstanding shares. There are no options, warrants, or convertible securities outstanding. The address of each person listed is 905 East Walnut Street, Garland, Texas 75040.

(2)	The Company and Mr. Heinz-Werner Hempel are parties to an Ancillary Agreement entered into in March 1987. The Ancillary Agreement primarily obligates the Company to register Mr. Hempel’s stock and allows Mr. Hempel to participate in any sale of stock by the Company.

(3)	A director of the Company. Each incumbent director has been nominated for re-election at the Annual Meeting.

(4)	Effective October 10, 2007, Mr. Hempel transferred all of the shares of the Company’s common stock owned by him and consisting of 1,952,577 shares, to a partnership organized under the laws of Germany. This partnership is composed of Mr. Hempel, his son, and his daughter. As the consideration for this transfer, Mr. Hempel received a 99.98% share in this partnership and received the sole voting and management control. His son and daughter each own a 0.01% ownership interest in this partnership.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

None.

Item 14.	Principal Accountant Fees and Services

Whitley Penn LLP was selected as the Company’s independent registered public accounting firm in 2016 and has been responsible for the Company's financial audit for the fiscal years ended November 30, 2016 through November 30, 2022.

Management anticipates that a representative from Whitley Penn LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so. It is also anticipated that such representative will be available to respond to appropriate questions from stockholders.

AUDIT FEES

The fees for professional services rendered for the audit of our annual financial statements for each of the fiscal years ended November 30, 2022 and November 30, 2021, and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q during those periods were $145,000 and $145,000, respectively.

TAX FEES

Whitley Penn LLP fees for tax return preparation services were $29,500 in 2022, and $26,500 in 2021, respectively.

ALL OTHER FEES

Whitley Penn LLP fees for audit of the Company’s 401K plan was $11,000 in 2022 and $10,000 2021, respectively.

The Audit Committee requests that the Principal Accounting Firm provide the committee with the anticipated charges of all accounting and tax related services to be performed in advance of performing such services. The Audit Committee approves all services in advance of the performance of such services.

REVIEW OF AUDITED FINANCIAL STATEMENTS

The Audit Committee has discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee has considered and reviewed with the independent auditors their audit plans, the scope of the audit, and the identification of audit risks. The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed such financial statements with the independent auditors.

The Audit Committee has received the written disclosures and the report from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended November 30, 2022 for filing with the Securities and Exchange Commission.

Management has the responsibility for the preparation and integrity of the Company's financial statements and the independent auditors have the responsibility for the audit of those statements. It is not the duty of the Audit Committee to conduct audits to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. In giving its recommendations, the Audit Committee considered (a) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (b) the report of the Company’s independent auditors with respect to such financial statements.

COST OF SOLICITATION OF PROXIES

The Company will bear the costs of the solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and all charges to brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company.

STOCKHOLDERS PROPOSALS

Any stockholder proposing to have any appropriate matter brought before the next Annual Meeting of Stockholders scheduled for March 8, 2024 must submit such proposal in accordance with the proxy rules not more than 180 days and not less than 120 days before February 7, 2024. Such proposal should be sent to Gerald Tobey, Secretary, P. 0. Box 469017, Garland, Texas 75046.

Control Number:

Number of shares:

Registered Shareholder:

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

MICROPAC INDUSTRIES, INC.

March 9, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS: That the undersigned stockholder of Micropac Industries, Inc., a Delaware Corporation, hereby constitutes and appoints Tracy Dotson and Patrick Cefalu, and each of them acting individually, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and revocation thereof, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all shares of stock of the Corporation standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act if personally present, at the Annual Meeting of Shareholders of said Corporation to be held March 9, 2023, at the place and time specified in Notice of Annual Meeting of Shareholders and Proxy Statement dated February 9, 2023, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at said meeting.

1.	ELECTION OF DIRECTORS

Resolved, that the following nominees be elected as Directors of the Corporation, to serve until the next annual meeting of the stockholders or until their respective successors are elected and qualified:

FOR all nominees listed below (except as	WITHHOLD AUTHORITY to vote for ALL
marked to contrary below)__________	nominees listed below__________

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Heinz-Werner Hempel	Mark W. King	Gerald W. Tobey
Christine B. Dittrich	Donald E. Robinson	Shaunna F. Black

2.	ADVISORY VOTE ON COMPENSATION PAID TO EXECUTIVES

Resolved, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K on pages 6 and 7 of the proxy statement, including the Summary Compensation Table, footnote, and the narrative discussion is hereby approved:

Approve __________	Disapprove __________	Abstain __________

3.	ADVISORY VOTE ON FUTURE ADVISORY VOTES

Resolved, that future advisory votes on executive compensation be held with the following frequency:

One Year __________	Two Years __________

Three Years __________	Abstain ____________

4.	THE ADOPTION OF THE MICROPAC INDUSTRIES, INC. 2023 EQUITY INCENTIVE PLAN

On February 8, 2023, the Board of Directors of Micropac has approved the Micropac Industries Inc. 2023 Equity Incentive Plan (“Plan”), which provides for the award of Performance-Based and Time-Vested Restricted Stock Units (“RSU”).

The complete text of the Plan is attached as Exhibit A to this Proxy Statement.

If approved by the shareholders, the Plan will be effective December 1, 2022. The Management of the Company believes that the Plan will promote the best interest of Micropac by:

(1) encourage continuity of management,

(2) increase personal interest in Micropac’s welfare by those who are primarily responsible for shaping and carrying out Micropac’s long-range plans and securing Micropac's continued growth and financial success; and

(3) help in attracting and retaining key personnel of outstanding ability and provide an added incentive for them to continue their association with Micropac.

Approve __________	Disapprove __________	Abstain __________

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MADE ABOVE. IN THE ABSENCE OF INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ABOVE. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AND THAT MAY PROPERLY COME BEFORE THIS ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

The undersigned hereby revokes all previous proxies for the Annual Meeting and hereby acknowledges receipt of the notice of such Annual Meeting and the proxy statement furnished therewith.

Dated	, 2023

(Stockholder’s Signature)

(Stockholder’s Signature)

(Title or Representative Capacity, if applicable)

NOTE: If shares are registered in more than one name, all owners should sign. If signing in a representative or fiduciary capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by duly authorized officer and affix corporate seal.

VOTING INSTRUCTIONS

Please sign, date and mail this Proxy Card promptly to the following address in the enclosed postage-paid envelope or send the Proxy Card through facsimile or the e-mail address listed below:

Securities Transfer Corporation

2901 N. Dallas Parkway, Suite 380

Plano, Texas 75093

Attention: Proxy Department

You may also submit your Proxy Card by facsimile to (469) 633-0088 or scan and email to proxyvote@stctransfer.com.

The Proxy Statement, the form of Proxy Card and the Company’s Annual Report to Shareholders are available at http://onlineproxyvote.com/MPAD.

How to vote online:

Step 1:	Go to http://onlineproxyvote.com/MPAD at any time 24 hours a day.
Step 2:	Login using the control number located in the top left hand corner of this proxy card.
Step 3:	Access the proxy voting link within that website to vote your proxy.

Exhibit A

MICROPAC INDUSTRIES INC. 2023 Equity Incentive Plan

1.          Purpose. Micropac Industries Inc.’s 2023 Equity Incentive Plan (“Plan”) aims to promote Micropac’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan provides for discretionary grants of Restricted Stock Units (“RSUs”) to participating employees, consultants, and directors of Micropac and its Related Companies, subject to the terms in the Plan, the RSU Agreement, and Participant’s obligations and restrictions in Exhibit A (“Participant’s Obligations”) included in the Awards, which are incorporated into and are a part of the Plan. The Committee, as defined below, can base an Award on future and past services.

2.           Committee.

2.1       Administration. The Committee consisting of independent directors assigned by the Micropac Board of Directors administers the Plan. Any vacancy on the Committee, whether due to the action of the Board of Directors or due to any other cause may be filled by a resolution adopted by the Board of Directors. The full Board of Directors may perform any function of the Committee, in which case the term “Committee” refers to the Board. The express grant of any specific power to the Committee and taking any action by the Committee will not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of Micropac or any subsidiary or affiliate, or committees thereof, authority (other than the authority to make grants under the Plan) to perform the functions as the Committee may determine, including administrative functions, subject to terms as the Committee may determine.

2.2       Interpretation. The Committee has full power and authority to interpret the Plan and RSU Agreements and to determine any questions arising under the Plan. Its decisions will be final and binding on all Participants in the Plan.

3.           Shares Subject to Grants.

3.1       Number of Shares. Subject to the adjustment provisions of Section 3.3, the aggregate amount of Common Stock that may be issued or delivered in the Awards under the Plan will not exceed 500,000 Shares. The Committee may adopt reasonable counting procedures to ensure proper counting, avoid double counting, and make adjustments if the number of Shares delivered differs from the number of Shares earlier counted in the Award. Shares subject to an Award that is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of Shares to Participant will again be available for Awards. Shares withheld or surrendered in payment of the taxes relating to an Award are not delivered to Participant and will be available again for Awards under the Plan.

3.2       Character of Shares; Reservation of Shares. Common Stock delivered under the Plan will be issued as Common Stock held in Micropac’s treasury. At all times, there will be reserved for Awards under the Plan an amount of Common Stock equal to the maximum number of Shares in Section 3.1, reduced by the number of Shares earlier issued or delivered as a result of this Plan.

3.3       Adjustments. If any large, special, and non-recurring dividend or other distribution (whether as cash or property other than Common Stock), recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects the Common Stock such that the Committee determines an adjustment is proper under the Plan, the Committee will, as it may consider fair, adjust any or all of the number and kind of Shares reserved and available for Awards under the Plan.

4.          Employees Eligible. Awards may be granted to or for the benefit of any Micropac employee or its subsidiary whom the Committee selects for participation for a given performance year. Any reference to the employment of a Participant includes their employment with Micropac or any of its Related Companies.

5.           RSUs.

5.1       General. For the performance year 2023 and each performance year thereafter during which the Plan remains in effect (each, a “Performance Period”), each eligible employee selected by the Committee to participate will be granted an Award. Each Award will be evidenced by an RSU Agreement which will set the terms of the Award, including, the date or dates upon which the Award will vest and the circumstances (including, without limitation, Separation from Service or failure to satisfy one or more restrictive covenants or other ongoing obligations) under which the Award will not vest. The Award may also be subject to other terms consistent with the Plan as the Committee determines.

5.2       Grant of Time-Based RSUs. Subject to the terms and conditions of the Plan and the Award Agreement, Time-Based RSUs vest ratably over a three-year period (i.e., ⅓ of Time-based RSUs vest on each anniversary of the date of grant) provided Participant has continuously been employed with Micropac or a Related Company through such respective Vesting Date.

5.3       Grant of Performance-Based RSUs. Subject to the terms and conditions of the Plan, Performance-Based Awards may be granted to Participants in such amounts and upon such other terms, including the Performance Goals, as determined by the Committee in its sole discretion. For each Performance-Based Award, the Committee will specify the payment amount or payment range, whether the Award is payable in cash or Shares, the time and method of settlement, and other terms and conditions, as applicable, of such Award, including that the vesting and/or payment of the Award is subject to the attainment of one or more Performance Goals during a Performance Period.

5.3.1	Performance Goals relating to the payment or vesting of an Award that is intended to be “qualified performance-based compensation” under Section 162(m) of the Code will include one or more of the following Performance Goals as the Committee may consider proper:

•	earnings per share (actual or targeted growth);
•	net income after capital costs;
•	net income (before or after taxes);
•	return measures (including, return on average assets, risk-adjusted return on capital, or return on average equity);
•	stock price (including growth measures and total shareholder return);
•	expense targets;
•	operating efficiency;
•	economic value added or EVA(R);
•	customer satisfaction measures;
•	net interest margin;
•	operating expense;
•	balance sheet management;
•	Fair Market Value of Shares;
•	market share;
•	pretax earnings;
•	operating income;

•	productivity ratios;
•	reduction or maintenance in noninterest expense;
•	revenues;
•	risk management measures, including interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings;
•	shareholder returns;
•	Share price appreciation; and
•	tangible common equity or return on tangible common equity.

5.3.2	Establishment of Performance Goals. For any Award that is intended to be “qualified performance-based compensation” under Section 162(m) of the Code, the Committee will establish the Performance Goals for each Performance Period in writing in advance of each new award cycle (set in October planning cycle in the FY Plan).

5.3.3	Certification of Performance Goals. For any Award that is intended to be “qualified performance-based compensation” under Section 162(m) of the Code, as of the end of each Performance Period, the Committee will certify in writing the extent to which a Participant has or has not met Participant’s Performance Goal(s). To the extent consistent with Section 162(m) of the Code, Performance Goals may be calculated without regard to extraordinary items or adjusted, as the Committee considers equitable, in recognition of unusual or non-recurring events affecting Micropac and/or its Related Companies or changes in applicable tax laws or accounting principles.

5.4         Nature of RSUs; Accounts. Each RSU represents an opportunity to earn a single Share of Micropac stock to be delivered upon settlement, subject to a risk of cancellation and other terms in this Plan, the RSU Agreement, and any additional terms set by the Committee. Micropac will set up and maintain an account for Participant to record RSUs and transactions and events affecting the units. RSUs and other items reflected in the account will represent only bookkeeping entries by Micropac to evidence unfunded Micropac obligations.

5.5         Settlement Date. Except as otherwise provided in Section 5.6, RSUs (if not previously canceled) will be automatically settled as soon as practicable upon vesting or no later than 2½ months after the later of: (i) the end of the employee’s tax year (always the calendar year) during which the Performance-based RSUs and Time-based RSUs, as applicable, vested; or (ii) the end of the employer’s tax year during which the Performance-based RSUs and Time-based RSUs, as applicable, vested.

5.6         Vesting of RSUs. Unless otherwise determined by the Committee or unless otherwise provided in the RSU Agreement, in the event of Participant’s Separation from Service, Participant’s RSUs which are not vested as of the date of the Separation from Service, will not vest and will be canceled at once for no value.

5.6.1	Participant’s Death or Disability. In the event of Participant’s Separation from Service due to death or disability, vesting of any unvested RSUs will be prorated based on the date of the Separation from Service, and the units will be settled in full by delivery of Shares as promptly as practicable following the Separation from Service. The consequences of a Participant’s Separation from Service for any other reason will be as set in the RSU Agreement.

5.6.2	Employment Termination. If Participant voluntarily or involuntarily separates from service, whether “for cause” or “not for cause,” any unvested RSUs will be forfeited, and the units will again be available for Awards under the Plan.

5.6.3	Change in Control. In the event of Micropac’s Change in Control (“CIC”), it will be considered as a double trigger (CIC event followed by a termination of employment) unless acquirer fails to assume, convert, or otherwise make-whole unvested awards at which point awards would fully accelerate upon the CIC event.

5.7         Restriction on Transferability before Vesting. Before vesting, Participant may not sell, transfer, pledge, or otherwise encumber the RSUs or the Shares issuable in settlement thereof, except to the extent specifically approved by the Committee or as provided in the RSU Agreement.

5.8         Delivery of Shares in Settlement of RSUs. Micropac may deliver Shares hereunder in settlement of RSUs by either (A) delivering one or more certificates representing the Shares to Participant, registered in the name of Participant (and any joint name, if so directed by Participant), (B) depositing the Shares into an account maintained for Participant (or of which Participant is a joint owner, with the consent of Participant) by a broker-dealer affiliated with Micropac or any such account set up in any Micropac Plan or arrangement providing for investment in Common Stock and under which Participant’s rights are similar in nature to those under a stock brokerage account, or (C) delivering the Shares to the Trustee of a pension plan of which Participant is a member.

5.9         Trusts. The Committee may, in its discretion, set up one or more trusts and deposit therein amounts of cash, Common Stock, or other property not exceeding the amount of Micropac’s expected obligations regarding a Participant’s account set up under this Section 5. In such case, the amounts of hypothetical income and appreciation and depreciation in value of the account will be equal to the actual income on, and appreciation and depreciation of, the assets in the trust(s). In spite of any other provisions in the Plan, the timing of allocations and other events relating to assets in the account may be varied to reflect the timing of allocations and events relating to actual investments of the assets of the trust(s).

6.           General Provisions.

6.1         Limitation on Rights Conferred Under the Plan. Neither the Plan nor any action taken hereunder may be construed as:

(i)	giving Participant the right to continue in the employ or service of Micropac or a Related Company;
(ii)	interfering with the right of Micropac or a Related Company to terminate Participant’s employment or service at any time;
(iii)	giving Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees; or
(iv)	conferring on a Participant any of the rights of a Micropac stockholder until Participant is duly issued or transferred Shares of Common Stock under the terms of an Award.

Except as expressly provided in the Plan and RSU Agreement, neither the Plan nor any RSU Agreement may confer on any person other than Micropac and Participant any rights or remedies thereunder.

6.2         Committee may Impose Conditions; Right of Setoff. Micropac or any Related Company may, to the extent permitted by applicable law, deduct from and set off against any amounts Micropac or a Related Company may owe to a Participant from time to time under any Award, any amounts owed by Participant to Micropac or any Related Company, although Participant will remain liable for any part of Participant’s payment obligation not satisfied through deduction and setoff.

6.3         Tax Withholding Obligation. Whenever under the Plan, a Participant or a Trustee incurs federal income tax liability, obligations in Social Security and Medicare taxes, or other tax obligations in an Award, whether at the time of grant, vesting, or settlement of RSUs, Micropac may require, as a condition of grant, vesting, or settlement of the Award, that Participant remit or, in proper cases, agree to remit when due an amount sufficient to satisfy all federal, state, and local withholding tax requirements relating thereto. At Micropac’s election, required withholding amounts may be remitted by check payable to Micropac, in Common Stock, by Micropac’s withholding of Common Stock issuable or deliverable hereunder, or any combination thereof; provided, however, that Shares may not be withheld to satisfy Participant’s tax obligation beyond the required tax withholding obligations in Participant’s Award. If so determined by the Committee, a Participant may be allowed to elect from among alternative methods of satisfying withholding obligations.

6.4       Certain Limitations Relating to Accounting Treatment of Awards. In spite of any other provisions in the Plan, if any right under this Plan would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, the right will be automatically adjusted so that pooling-of-interests accounting will be available, including by substituting Common Stock having a fair market value equal to any cash otherwise payable in respect of any right which would cause the transaction to be ineligible for pooling-of-interests accounting.

6.5      Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any RSU Agreement will be determined under the laws of the State of Texas, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

6.6       Nonexclusivity of the Plan. The adoption of the Plan by the Board of Directors will not be construed as creating any limitations on the power of the Board of Directors or a committee thereof to adopt other incentive arrangements, apart from the Plan, as it may consider desirable, and other arrangements may be either applicable generally or only in specific cases.

6.7       Changes to the Plan and Awards. The Board of Directors may amend, suspend, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of Participants; provided, however, that without the consent of an affected Participant, no Board action may materially and adversely affect the rights of such Participant under any outstanding Award. The Committee may amend any outstanding Award without the consent of the affected Participant; provided, however, that without such consent, no such action may materially and adversely affect the rights of such Participant under any outstanding Award. For this Section 6.7, accelerated settlement of an Award will not be considered to materially and adversely affect the rights of a Participant, regardless of the tax consequences to such Participant.

6.8      Compliance with Legal and other Requirements. Micropac may, to the extent the Committee considers needed or advisable, (A) postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of registration or qualification of the Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action in any stock exchange or automated quotation system upon which the Common Stock or other securities of Micropac are listed or quoted, or satisfying any other obligation of Micropac, as the Committee may consider proper, and (B) require any Participant to make such representations, provide such information, and follow or be subject to such other conditions as it may consider proper before issuance or delivery of Shares or payment of other benefits following applicable laws, rules, and regulations, listing requirements, or other obligations.

7.           Dispute Resolution.

7.1         General. Except as otherwise provided in the Plan, all disputes arising under or related to the Plan or the Agreement and all claims in which a Participant seeks damages or other relief that relate in any way to RSUs or other benefits of the Plan are subject to the dispute resolution procedure in this Section 7.

(i)	The term “Units Award Dispute” means any claim against Micropac or a Related Company, other than Employment Claims described in Section 7.1(ii) below, regarding (A) the interpretation of the Plan or the Agreement, (B) any of the terms or conditions of the RSUs issued under the Agreement, or (C) allegations of entitlement to RSUs or additional RSUs, or any other benefits, under the Plan or the Agreement; provided, however, that any dispute relating to Participant’s Obligations or the forfeiture of an Award as a result of a breach of any of Participant’s Obligations will not be subject to the dispute resolution procedures provided for in this Section 7.

(ii)	The term “Units Damages Dispute” means any claims between Participant and Micropac or a Related Company (or against the past or present directors, officers, employees, representatives, or agents of Micropac or a Related Company, whether acting in their capacity as such or otherwise), that are related in any way to Participant’s employment or former employment, including claims of alleged employment discrimination, wrongful termination, or violations of Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, 42 U.S.C. § 1981, the Fair Labor Standards Act, the Family Medical Leave Act, the Sarbanes-Oxley Act, or any other U.S. federal, state or local law, statute, regulation, or ordinance relating to employment or any common law theories of recovery relating to employment, such as breach of contract, tort, or public policy claims (“Employment Claims”), in which the damages or other relief sought relate in any way to RSUs or other benefits of the Plan or the Agreement.

7.2       Internal Dispute Resolution Procedure. All Units Award Disputes, and all Units Damages Dispute alleging breach of contract, tort, or public policy claims with respect to the Plan or an Award Agreement (collectively, “Plan Disputes”), will be referred in the first instance to the Committee for resolution internally. Except where otherwise prohibited by law, all Plan Disputes must be filed in writing with the Committee no later than one year from the date the dispute accrues. Consistent with Section 7, the arbitrator will make all decisions relating to the enforceability of the limitations period contained herein. To the fullest extent permitted by law, the Committee has full power, discretion, and authority to interpret the Plan and to decide all Plan Disputes brought under this Plan. Determinations made by the Committee will be final, conclusive, and binding, subject only to review by arbitration under Section 7.3 below under the arbitrary and capricious standard of review.

7.3       Arbitration. All appeals from determinations by the Committee as described in Section 7.2 above, and any Units Damages Dispute, must be fully and finally settled by arbitration administered by the American Arbitration Association (“AAA”) on an individual basis (and not on a collective or class action basis) before a single arbitrator pursuant to the AAA’s Commercial Arbitration Rules in effect at the time any such arbitration is initiated. Any such arbitration must be initiated in writing pursuant to the aforesaid rules of the AAA no later than one year from the date that the claim accrues, except where a longer limitations period is required by applicable law. The arbitrator makes decisions about the applicability of any limitations period. A copy of the AAA’s Commercial Arbitration Rules may be obtained from https://www.adr.org. Participant agrees that the arbitration will be held at the office of the AAA nearest the place of Participant’s most recent employment by Micropac or a Related Company unless the parties agree to a different location in writing. All claims by Micropac or a Related Company against Participant, except for breaches of any of Participant’s Obligations, may also be raised in such arbitration proceedings.

(i)	The arbitrator has the authority to determine whether any dispute submitted for arbitration hereunder is arbitrable. The arbitrator decides all issues submitted for arbitration following the terms of the Plan, the Award Agreement (except for breaches of any of Participant’s Obligations), existing Company policy, and applicable substantive Texas State and U.S. federal law and has the authority to award any remedy or relief permitted by such laws. The final decision of the Committee concerning a Plan Dispute must be upheld unless such decision was arbitrary or capricious. The decision of the arbitrator will be final, conclusive, not subject to appeal, and binding and enforceable in any applicable court.

(ii)	Participant understands and agrees that, under the Agreement and the Plan, both Participant and Micropac or a Related Company waive any right to sue each other in a court of law or equity, to have a trial by jury, or to resolve disputes on a collective, or class basis (except for breaches of any of Participant’s Obligations), and that the sole forum available for the resolution of Units Award Disputes and Units Damages Disputes is arbitration as provided in this Section 7. If an arbitrator or court finds that the arbitration provisions of this Agreement are not enforceable, both Participant and Micropac or a Related Company understand and agree to waive their right to trial by jury of any Units Award Dispute or Units Damages Dispute. This dispute resolution procedure does not prevent either Participant or Micropac or a Related Company from commencing an action in any court of competent jurisdiction to obtain injunctive relief to prevent irreparable harm pending and in aid of arbitration hereunder; in such event, both Participant and Micropac or a Related Company agree that the party who commences the action may proceed without necessity of posting a bond.

(iii)	In consideration of Participant’s agreement in Section 7.3(ii) above, Micropac or a Related Company will pay all filing, administrative, and arbitrator’s fees incurred in the arbitration proceedings. If the AAA requires Participant to pay the initial filing fee, Micropac or a Related Company will reimburse Participant for that fee. All other fees incurred in the arbitration proceedings, including each party’s attorney’s fees, will be the responsibility of such party.

(iv)	The parties intend that the arbitration procedure to which they agree will be the exclusive means for resolving all Units Award Disputes (subject to the mandatory Committee procedure provided for in Section 7.2 above) and Units Damages Disputes. Their agreement in this regard must be interpreted broadly and inclusively as reason permits them to realize that intent.

(v)	The Federal Arbitration Act (“FAA”) governs the enforceability of this Section 7. If for any reason the FAA is held not to apply, or if application of the FAA requires consideration of state law in any dispute arising under this Agreement or subject to this dispute resolution provision, the laws of the State of Texas apply without giving effect to the conflicts of laws provisions thereof.

(vi)	To the extent an arbitrator determines that Participant was not terminated for Cause and is entitled to the RSUs or any other benefits under the Plan under the provisions applicable to an involuntary termination without Cause, Participant’s obligation to execute a release satisfactory to Micropac will remain applicable to receive the benefit of any RSUs under this Agreement.

7.4          Additional Remedies. In spite of the dispute resolution procedures, including arbitration in Section 7 of this Plan, and in addition to any other rights or remedies, whether legal, equitable, or otherwise, that each of the parties to this Plan may have (including the right of Micropac to terminate Participant for Cause or to involuntarily terminate Participant without Cause), Participant acknowledges that—

a)	Participant’s Obligations are important to the continued goodwill and profitability of Micropac and any Related Company;

b)	Participant has broad-based skills that will serve as the basis for other employment opportunities that are not prohibited by Participant’s Obligations;

c)	When Participant’s employment with Micropac or any Related Company ends, Participant will be able to earn a livelihood without violating any of Participant’s Obligations;

d)	Irreparable damage to Micropac or any Related Company will result if Participant’s Obligations are not specifically enforced and monetary damages will not adequately protect Micropac or any Related Company from a breach of Participant’s Obligations;

e)	If any dispute arises concerning the violation or anticipated or threatened violation by Participant of any of Participant’s Obligations, an injunction may be issued restraining such violation pending the determination of the controversy, and no bond or other security is required;

f)	Participant’s Obligations continue to apply after any expiration, termination, or cancellation of this Plan;

g)	Participant’s breach of any of Participant’s Obligations will result in Participant’s immediate forfeiture of all rights and benefits, including all RSUs, under this Plan; and

h)	All disputes relating to Participant’s Obligations, including their interpretation and enforceability and any damages (including but not limited to damages resulting in the forfeiture of an award or benefits under this Plan) that may result from the breach of such Participant’s Obligations, will not be subject to the dispute resolution procedures, including arbitration, of section 7 of this Plan, but will instead be determined in a court of competent jurisdiction.

8.             Plan Effective Date and Termination. The Plan is effective on December 1, 2022 Unless earlier terminated by action of the Board of Directors, the Plan will remain effective until no Shares of Common Stock remain available for delivery under the Plan, and Micropac has no further rights or obligations with respect to outstanding Awards under the Plan.

9.             United States Internal Revenue Code § 409A.

9.1       This Plan is intended to follow Section 409A (to the extent applicable) and, to the maximum extent permitted, this Plan will be interpreted following such intention. In spite any other provision of this Plan to the contrary, Micropac makes no representation that the Plan or any amounts payable under this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to this Plan.

9.2       If any amount payable under this Plan forms an amount payable or benefit to be provided under a “nonqualified deferred compensation plan” (as defined in Section 409A) that is not exempt from Section 409A, and the amount is payable as a result of a Separation from Service and Participant is a “specified employee” (as defined and determined under Section 409A and any relevant procedures that Micropac may establish) at the time of Separation from Service, then, in spite any other provision in this Plan to the contrary, such payment or delivery of Shares will not be made to until the day after the date that is six (6) months following the Separation from Service, at which time all payments that otherwise would have been paid to Participant during that six-month period, but were not paid because of this section, will be paid in a single lump sum. This six-month delay will cease to be applicable in the event of death.

10.          Definitions. To the extent not otherwise defined in this Plan, these terms have these meanings:

	Term	Means
10.1	Affiliate	any other person or entity which controls, is controlled by or is under common control with, the Person.
10.2	Associate

a.   any corporation or organization of which such Person is an officer or partner or is directly or indirectly the Beneficial Owner of 10% or more of any class of equity securities;

b.   any trust or other estate in which the Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; or

c.   any relative or spouse of the Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

10.3	Award	Restricted Stock Unit award, which may be Time-Based RSUs or Performance-Based RSUs.

Term	Means
10.4	Beneficial Owner	as ascribed thereto in Rule 13d-3 under the Exchange Act, except that, in any case, a Person will be considered the Beneficial Owner of any securities owned, directly or indirectly, by the Affiliates and Associates of such Person.
10.5	Board	Micropac’s Board of Directors.
10.6	Change in Control

 a.   a majority of the Board of Directors ceases to consist of Continuing Directors;

 b.   any Person is or becomes the Beneficial Owner of 50% or more of Micropac’s outstanding voting power unless such acquisition is approved by a majority of the Continuing Directors;

 c.   there is a consummated merger or consolidation of Micropac or any direct or indirect subsidiary of Micropac with any other corporation, other than a merger or consolidation with respect to which requirements of both clauses (A) and (B) below are satisfied:

(A)  the voting securities of Micropac outstanding immediately before such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of Micropac or such surviving entity or any parent thereof (as the case may be) outstanding immediately after such merger or consolidation, and

(B)   individuals who form the Board of Directors immediately before the execution of the definitive agreement pertaining to such merger or consolidation continue immediately following such merger or consolidation to represent at least a majority of the membership of the Board of Directors of Micropac or such surviving entity or any parent thereof (as the case may be); or

 d.   the stockholders of Micropac approve an agreement to dispose of all or substantially all of the assets of Micropac, unless such disposition is approved by a majority of the Continuing Directors.

10.7	Common Stock	Micropac’s common stock.
10.8	Continuing Director	any member of the Board of Directors who is a member on the effective date of the Plan or who is elected to the Board of Directors after the date upon the recommendation or with the approval of a majority of the Continuing Directors at the time of such recommendation or approval.
10.9	Earned RSU	the number of RSUs vested through the Performance Period or vesting period.
10.10	Exchange Act	the Securities Exchange Act of 1934, as amended.
10.11	Fair Market Value of a share of Common Stock on any date

i.    if the Common Stock is listed on a national securities exchange or quotation system reporting last-sale information, the closing sales price on such exchange or quotation system on such date or, in the absence of absent reported sales on such date, the closing sales price on the immediately preceding right before date on which sales were reported;

ii.if the Common Stock is not listed on a national securities exchange or quotation system providing last-sale information, the mean between the bid and offered prices as quoted by in the Nasdaq System for such date; or

iii.if the fair market value cannot be determined under clause (i) or (ii) hereof, the fair value as determined by such other method as the Committee determines in good faith to be reasonable. This definition applies unless otherwise determined by the Committee.

Term	Means

  i.   if the Common Stock is not listed on a national securities exchange or quotation system providing last-sale information, the mean between the bid and offered prices as quoted by in the Nasdaq System for such date; or

 iii.  if the fair market value cannot be determined under clause (i) or (ii) hereof, the fair value as determined by such other method as the Committee determines in good faith to be reasonable. This definition applies unless otherwise determined by the Committee.

10.12	Participant	an individual receiving any Award under the Plan.
10.13	Performance Goals	goals established by the Committee under Section 5.
10.14	Performance-Based RSUs	the RSUs corresponding to Performance Goals.
10.15	Participant Obligations	the obligations, set in part, in Exhibit A.
10.16	Performance Period	the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured to determine a Participant’s right to, and the payment of, a Performance-Based RSUs.
10.17	Person	an individual, a corporation, a partnership, a limited liability company, a joint venture, a non-profit company, an association, a joint-stock company, a trust, any unincorporated organization or a government or a political subdivision thereof.
10.18	Plan	This 2023 Equity Incentive Plan, as amended from time to time.
10.19	Related Company

 a.  any corporation, partnership, joint venture, or other entity in which Micropac holds a direct or indirect ownership or proprietary interest of 50% or more, or

 b.  any corporation, partnership, joint venture, or other entity in which Micropac holds a direct or indirect ownership or other proprietary interest of less than 50% but which, in the discretion of the Committee, is treated as a Related Company for purposes of this Agreement.

10.20	RSU or Restricted Stock Units	any Restricted Stock Units issued under the Plan.
10.21	RSU Agreement	the agreement evidencing or relating to the RSU grant.
10.22	Shares	the common shares, par value $0.10 per share, of Micropac or any security of Micropac issued in satisfaction, exchange, or in place of these shares.

Term	Means
10.23	Separation from Service

if Participant ceases to be employed by Micropac or any Micropac Subsidiary and is no longer employed by or providing substantial services to Micropac or any Micropac Subsidiary. Neither a transfer of an employee from Micropac to a Subsidiary or other affiliate of Micropac nor a duly authorized leave of absence will be considered Separation from Service.

All references to termination of employment and similar references will be deemed references to “Separation from Service” within Section 409A.

10.24	Time-Based RSUs	an RSU which is subject to time-based vesting conditions as in the RSU Agreement as may be varied or accelerated by the Committee at its sole discretion. Unless the Committee provides otherwise, the vesting of the Time-Based RSU may be suspended during any leave of absence.

Exhibit A Participant’s Obligations

As part of the Plan to which this Exhibit A is attached, you, Participant, agree to the following obligations:

1.            Noncompetition.

1.1        Prohibited Conduct. During the period of your employment with Micropac or any Related Company, and for a period ending 12 months following the termination of your employment for any reason with Micropac or any Related Company, you must not, without the prior written consent of the Chief Executive Officer of Micropac (or their designee):

i)	personally engage in Competitive Activities (as defined below); or
ii)	work for, own, manage, operate, control, or participate in the ownership, management, operation, or control of, or provide consulting or advisory services to, any person, partnership, firm, corporation, institution, or other entity engaged in Competitive Activities, or any company or person affiliated with such person, partnership, firm, corporation, institution or other entity engaged in Competitive Activities; provided that your purchase or holding, for investment purposes, of securities of a publicly traded company does not constitute “ownership” or “participation in the ownership” for purposes of this paragraph so long as your equity interest in any such company is less than a controlling interest; provided that this paragraph does not prohibit you from (i) being employed by, or providing services to, a consulting firm, provided that you do not personally engage in Competitive Activities or provide consulting or advisory services to any person, partnership, firm, corporation, institution or other entity engaged in Competitive Activities, or any person or entity affiliated with such person, partnership, firm, corporation, institution or other entity engaged in Competitive Activities, or (ii) engaging in the practice of law as an in-house counsel, sole practitioner, or as a partner in (or as an employee of or counsel to) a corporation or law firm per applicable legal and professional standards. Exception (ii), however, does not apply to any Participant that may be engaging in Competitive Activities or providing services to any person, partnership, firm, corporation, institution, or other entity engaged in Competitive Activities, wherein such engagement or services being provided are not solely the practice of law.

1.2        Competitive Activities. For purposes of the Plan to which this Exhibit A is attached, “Competitive Activities” means any activities relating to products or services of the same or similar type as the products or services (1) which were or are sold (or, under an existing business plan, will be sold) to paying customers of Micropac or any Related Company, and (2) for which you have any direct or indirect responsibility or any involvement to plan, develop, manage, market, sell, oversee, support, implement or perform, or had any such responsibility or involvement within your most recent 24 months of employment with Micropac or any Related Company. In spite the foregoing, an activity will not be treated as a Competitive Activity if the geographic marketing area of such same or similar products or services does not overlap with the geographic marketing area for the applicable products and services of Micropac or any Related Company.

2.           Interference With Business Relations. During the period of your employment with Micropac or any Related Company, and for a period ending 12 months following the termination of your employment for any reason with Micropac or any Related Company, you must not, without the prior written consent of Micropac’s Chief Executive Officer (or their designee):

i)	recruit, induce, or solicit, directly or indirectly, any employee of Micropac or Related Company for employment or for retention as a consultant or service provider to any person or entity;

ii)	hire or participate (with another person or entity) in the process of recruiting, soliciting, or hiring, directly or indirectly, (other than for Micropac or any Related Company) any person who is then an employee of Micropac or any Related Company, or provide, directly or indirectly, names or other information about any employees of Micropac or Related Company to any person or entity (other than to Micropac or any Related Company) under circumstances that could lead to the use of any such information for purposes of recruiting, soliciting, or hiring any such employee for any person or entity;
iii)	interfere, or attempt to interfere, directly or indirectly, with any relationship of Micropac or any Related Company with any of its employees, agents, or representatives;
iv)	solicit or induce, or in any manner attempt to solicit or induce, directly or indirectly, any client, customer, or prospect of Micropac or any Related Company (1) to cease being, or not to become, a customer of Micropac or any Related Company, or (2) to divert any business of such customer or prospect from Micropac or any Related Company; or
v)	otherwise interfere with, disrupt, or attempt to interfere with or disrupt, directly or indirectly, the relationship, contractual or otherwise, between Micropac or any Related Company and any of its customers, clients, prospects, suppliers, consultants, employees, agents, or representatives.

3.           Effect of a Material Restatement of Financial Results; Recoupment

3.1       General. In spite anything in the Plan to the contrary, you agree that, to the extent Micropac or any Related Company is required to materially restate any financial results based upon your willful misconduct or gross negligence while employed by Micropac or any Related Company (and where such restatement would have resulted in a lower payment being made to you), you will be required to repay all previously paid or deferred (i) RSUs and (ii) short-term incentive awards that were provided to you during the performance periods that are the subject of the restated financial results, plus a reasonable rate of interest. For purposes of this paragraph, “willful misconduct” and “gross negligence” is determined by the Committee. The Micropac Board of Directors will determine whether a material restatement of financial results has occurred. If you do not repay the entire amount required under this paragraph, Micropac may, to the extent permitted by applicable law, offset your obligation to repay against any source of income available to it, including but not limited to any money you may have in your nonqualified deferral accounts.

3.2       Requirements of Recoupment Policy or Applicable Law. The repayment rights contained in this Section 3.1 is in addition to, and does not limit, any other rights or remedies that Micropac may have under law or in equity, including, without limitation, (i) any right that Micropac may have under any Company recoupment policy that may apply to you, or (ii) any right or obligation that Micropac may have regarding the clawback of “incentive-based compensation” under Section 10D of the Securities Exchange Act of 1934, as amended (as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission) or under any other applicable law. By accepting this award of RSUs, you agree and consent to Micropac’s application, implementation, and enforcement of any such Micropac recoupment policy (as it may be in effect from time to time) that may apply to you and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation and expressly agree that Micropac may take such actions as are permitted under any such policy (as applicable to you) or applicable law, such as the cancellation of RSUs and repayment of amounts previously paid or deferred with respect to any previously granted RSUs or short-term incentive awards, without further consent or action being required by you.

4.           Return of Company Property; Ownership of Intellectual Property Rights. You agree that on or before termination of your employment for any reason with Micropac or any Related Company, you must return to Micropac all property owned by Micropac or any Related Company or in which Micropac or any Related Company has an interest or to which Micropac or any Related Company has any obligation, including all files, documents, data, records, and any other non-public information (whether on paper or in tapes, disks, memory devices, or other machine-readable form), office equipment, credit cards, and employee identification cards. You acknowledge that Micropac (or, as applicable, a Related Company) is the rightful owner of, and you hereby do grant and assign, all right, title, and interest in and to any programs; ideas, inventions, and discoveries (patentable or unpatentable); works of authorship, data, information, and other copyrightable material; and trademarks that you may have originated, created or developed, or assisted or participated in originating, creating or developing, during your period of employment with Micropac or a Related Company, including all intellectual property rights in or based on the foregoing, where any such origination, creation or development (a) involved any use of Company or Related Company time, information, or resources, (b) was made in the exercise of any of your duties or responsibilities for or on behalf of Micropac or a Related Company, or (c) was related to (i) Micropac’s or a Related Company’s past, present, or future business, or (ii) Micropac’s or a Related Company’s actual or demonstrably anticipated research, development, or procurement activities. You must at all times, both before and after termination of your employment, cooperate with Micropac (or, as applicable, any Related Company) and its representatives in executing and delivering documents requested by Micropac or a Related Company, and taking any other actions, that are needed or requested by Micropac or a Related Company to assist Micropac or any Related Company in patenting, copyrighting, protecting, registering, or enforcing any programs; ideas, inventions, and discoveries (patentable or unpatentable); works of authorship, data, information, and other copyrightable material; trademarks; or other intellectual property rights, and to vest title thereto solely in Micropac (or, as applicable, a Related Company).

5.         Proprietary and Confidential Information. You must at all times, including after termination of your employment with Micropac or any Related Company, preserve the confidentiality of all Proprietary Information (defined below) and trade secrets of Micropac or any Related Company. You must not use for the benefit of yourself or any person, other than Micropac or a Related Company, or disclose to any person, except and to the extent that disclosure of such information is legally required, any Proprietary Information or trade secrets of Micropac or any Related Company. “Proprietary Information” means any information or data related to Micropac or any Related Company, including information entrusted to Micropac or a Related Company by others, which has not been fully disclosed to the public by Micropac or a Related Company, which is treated as confidential or otherwise protected within Micropac or any Related Company or is of value to competitors, such as strategic or tactical business plans; undisclosed business, operational, or financial data; ideas, processes, methods, techniques, systems, models, devices, programs, computer software, or related information; documents relating to regulatory matters or correspondence with governmental entities; information concerning any past, pending, or threatened legal dispute; pricing or cost data; the identity, reports or analyses of business prospects; business transactions (including those that are contemplated or planned); research data; personnel information or data; identities of suppliers to Micropac or any Related Company or users or purchasers of Micropac’s or Related Company’s products or services; the Plan to which this Exhibit A is attached; and any other non-public information pertaining to or known by Micropac or a Related Company, including confidential or non-public information of a third party that you know or should know Micropac or a Related Company is obligated to protect.

6.         Definitions. Except where clearly provided to the contrary or as otherwise defined in this Exhibit A, all capitalized terms used in this Exhibit A have the definitions given to those terms in the Plan to which this Exhibit A is attached.

7.        Agreement to Participant’s Obligations. You will indicate your agreement to these Participant’s Obligations following the instructions provided in the Plan, and your acceptance of the Plan and the Award Agreement will include your acceptance of these Participant’s Obligations. You and Micropac expressly agree that the use of electronic media to indicate confirmation, consent, signature, acceptance, agreement, and delivery will be legally valid and have the same legal force and effect as if you and Micropac executed these Participant’s Obligations in paper form.